Exhibit 10.6

WAIVER OF OWNERSHIP LIMITS

Paramount Group, Inc.

1633 Broadway, Suite 1801

New York, NY 10019

As of November 18, 2014

The Otto Family (as defined herein)

c/o Dr. Thomas Finne

Managing Director

KG CURA Vermögensverwaltung GmbH & Co.

Wandsbeker Strasse 3-7

22179 Hamburg

Germany

Re:	Share Ownership Limit

Ladies and Gentlemen,

Reference is made to the Articles of Amendment and Restatement, as in effect on the date hereof (the “Charter”), of Paramount Group, Inc., a Maryland corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Charter.

Subject to compliance with the basic restrictions set forth in Section 6.2.1(a)(ii), (iii) and (v) of the Charter and the further limitations set forth below, the Company hereby advises you that effective as of the date hereof: (i) the application of the ownership limits pursuant to Sections 6.2.1(a)(i)(1), 6.2.1(a)(i)(2) and 6.2.1(a)(iv) of the Charter are hereby waived with respect to the lineal descendants of Professor Dr. h.c. Werner Otto and their spouses and entities controlled by one or more of such individuals (such individuals and entities referred individually and in the aggregate as the “Otto Family”) for the sole and limited purpose of permitting the Otto Family (and no other person or group of persons other than as provided herein) to collectively Beneficially Own in accordance with the terms of this waiver up to (but not in excess of) 22.0% in number of shares of the Company’s common stock (the “Permitted Limit”); and (ii) the application of the ownership limit pursuant to Section 6.2.1(a)(iv) of the Charter is hereby waived with respect to any other person to the extent such person otherwise would violate Section 6.2.1(a)(iv) of the Charter as a result of such person’s Constructive Ownership of Company common stock Beneficially Owned by the Otto Family not in excess of the Permitted Limit. For purposes of the waiver set forth above and subject to the conditions set forth herein (the “Waiver”):

(i)	In calculating the Permitted Limit as of any date, shares of the Company’s common stock that are not treated as outstanding for U.S. federal income purposes as of such date shall be disregarded.

(ii)	The Otto Family’s Beneficial Ownership of Company common stock may temporarily exceed the Permitted Limit solely as a result of redemptions by the Company of shares of the Company’s common stock and/or similar Company transactions that reduce (or have the effect of reducing) the outstanding shares of Company common stock (collectively referred to as “repurchases”). In the case of repurchases by the Company, the Permitted Limit shall be deemed automatically increased temporarily and only to the extent necessary so that the Otto Family’s increased Beneficial Ownership percentage resulting from any repurchase does not exceed the revised and temporary Permitted Limit. Any such temporary increase in the Permitted Limit above 22.0% shall automatically terminate to the extent that subsequent share issuances or other similar transactions increase (or have the effect of increasing) the outstanding shares of Company common stock as needed to restore the Permitted Limit to 22.0% or lower, as the case may be. Accordingly, any increase in the Permitted Limit under this paragraph shall be limited solely to the minimum amount necessary to avoid a violation of the Permitted Limit.

In the event of any Transfer or Non-Transfer Event that causes the Beneficial Ownership of Company common stock by the Otto Family to exceed the Permitted Limit, that number of shares of Company stock (rounded up to the nearest whole share) Beneficially Owned by the Otto Family in excess of the Permitted Limit shall be automatically transferred to a Trust in accordance with Sections 6.2.1(b) and 6.3 of the Charter and the Permitted Limit hereunder shall be reduced accordingly; provided, however, that, to the extent possible, any such violation shall be cured first by transferring to such Trust shares held by members of the Otto Family, and as among members of the Otto Family, by transferring the most recently acquired shares to the Trust until the violation is cured.

In the event of one or more Transfers by the Otto Family of Beneficial Ownership of Company common stock that reduces the percentage interest of shares of Company common stock Beneficially Owned by the Otto Family, the Permitted Limit shall be reduced effective immediately following each such Transfer to that percentage interest in number of shares of the Company’s common stock Beneficially Owned by the Otto Family immediately following such Transfer (the “Revised Permitted Limit”), and the Revised Permitted Limit shall be the Permitted Limit for purposes of the Waiver; provided, however, that if the Otto Family subsequently increases its Beneficial Ownership of Company common stock within the 210 days following such a Transfer, the Revised Permitted Limit shall be restored to the lesser of (i) that percentage interest in number of shares of the Company’s common stock Beneficially Owned by the Otto Family immediately following the end of such 210 day period and (ii) the previous Revised Permitted Limit (or the Permitted Limit in the case of the first Transfer by the Otto Family). In the event that the Revised Permitted Limited equals or is less than the Common Stock Ownership Limit (in number of shares), this Waiver shall terminate.

The grant of this Waiver shall not constitute a waiver of the obligation of each Person who is a Beneficial Owner or Constructive Owner of Capital Stock to provide such information as the Company may request in good faith in order to determine the Company’s qualification as a REIT in accordance with Section 6.2.4(b) of the Charter.

Except as specifically set forth herein, nothing in this letter shall be deemed to grant any Person permission to own securities in excess of the limitations set forth in the Charter.

[Signature on following page]

Very truly yours,

PARAMOUNT GROUP, INC.

By:	/s/ Thomas Armbrust
	Name:	Thomas Armbrust
	Title:	Director

Waiver of Ownership Limits